SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
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    to Exchange Act Rule 0-11 (set forth the amount on
    which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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PRESS RELEASE:  September 22, 2004. Seattle, Washington

     Goldtech Mining Corporation Shareholders Protective Committee formed for Special Meeting of Stockholders October 26, 2004

     Keith Robertson, Chairman of the Goldtech Mining Shareholders Protective Committee, (Committee) announced today that a committee of over 34 % of the shareholders of Goldtech Mining Corporation (OTCBB: GMNC) has been formed to remove 4 of the directors of Goldtech and elect 5 new directors. The Committee has called for the action based upon its view of mismanagement and breach of the duty of care by a majority of the current board. The Committee has proposed that a meeting of shareholders of Goldtech be held on October 26, 2004 to consider the action.

     On September 21, 2004 present management of Goldtech filed a Form 8-K with the Securities and Exchange Commission and issued a press release to the effect that the acquisition of certain assets from Goldtech Mining Corporation of Washington (Goldtech-WA) be unwound and the shares issued in connection with the transaction be cancelled. Robertson stated that the Committees securities legal counsel advised that the transaction cannot be unwound unilaterally. In addition, counsel advised that there was no legal standing for the cancellation of such shares and shares issued cannot be cancelled without the consent of the holders of the shares. Further, Robertson emphasized that these assets acquired from Goldtech-WA were booked on the Goldtech audited financial statements and Form 10SB-K filing statement as of December 31, 2003 and two Form 10SB-Qs filed for March 31 and June 30, 2004, all signed and approved by Jordan. It is also noted that the public purchased shares of Goldtech in the public marketplace predicated upon those specific assets being owned by Goldtech

     Also in the Form 8-K filing of September 21, 2004, Goldtech also announced that Tolan Furusho, Attorney at Law, was removed as a director of the Company. Robertson added that the Committees securities legal counsel advised that under Nevada law, a director can only be removed by the shareholders, not by the other directors. In addition, the purported action was taken at an improperly held board of directors meeting. Tolan Furusho, a member of the board of directors, was neither given legal notice of the meeting nor did he waive notice of meeting or attend the meeting.

     Robertson commented that this is further evidence of the mismanagement of the Company under the current management and board. The Committee is preparing its 14A Proxy Statement which will be filed with the SEC forthwith stating the numerous Committee concerns with the current board.

     Certain of the statements made in this Company information summary regarding its business constitutes forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995 and certain factors could cause actual results to differ materially from those projected. For a brief discussion of the risks and uncertainties that my effect our business and future operating results, please refer to form 10-K for the year ended December 31, 2003 and the filings which are on file with the SEC and the subsequent filings to be filed with the SEC.

Additionally:

     A proxy statement is not yet available from us. Each security holder of Goldtech Mining Corporation (Goldtech) should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission (SEC) and mail it to each security holder of Goldtech. Security holders of Goldtech will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SECs web site at www.sec.gov. Security holders of Goldtech may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee members and the Committee nominees direct and indirect interests in Goldtech may also be found in our preliminary proxy statement which can be obtained for free on the SECs website or by contacting us.

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